EXHIBIT 23(c)


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated June 30, 1995 on the Moline Paint Manufacturing Co. Employees 401(k) Profit Sharing Plan for the year ended December 31, 1994 (and to all references to our Firm) included in or made a part of this registration statement.



                                 /s/ Arthur Andersen LLP
                                 ARTHUR ANDERSEN LLP

Grand Rapids, Michigan,
  August 8, 1995
































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